SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 24, 2014 (January 22, 2014)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Synovus Financial Corp. (“Synovus”) Current Report on Form 8-K filed on January 24, 2014, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Synovus took several actions impacting the compensation arrangements of Synovus’ executive officers on January 22, 2014, including the grant of performance stock unit awards (“PSUs”) and market restricted stock until awards (“MRSUs”) to Synovus’ executive officers, including its named executive officers. These awards were effective on January 31, 2014 and as such, the actual number of PSUs and MRSUs was determined by the closing price on January 31, 2014. The table below sets forth the number of PSUS and MRSUs granted for each of Synovus’ named executive officer on such date:

	Performance Stock Units	Market Restricted Stock Units

Kessel D. Stelling Chairman, Chief Executive Officer and President	149,254	223,881

Thomas J. Prescott Executive Vice President and Chief Financial Officer	53,732	80,598

Allen J. Gula, Jr. Executive Vice President and Chief Operations Officer	33,433	50,150

Mark G. Holladay Executive Vice President and Chief Risk Officer	33,433	50,150

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated:	February 5, 2014	By:	/S/ ALANA L. GRIFFIN
Alana L. Griffin
Deputy General Counsel and
Assistant Secretary